UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE MILLS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1802283
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-88606

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each Depositary Share representing a 1/100th fractional interest in a share of 7.875% Series G Cumulative Redeemable Preferred Stock, Par Value $.01 Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is set forth under the caption “Description of Series G Preferred Stock and Depositary Shares” in the Registrant’s prospectus supplement dated May 10, 2005 and under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the Registrant’s prospectus dated October 2, 2002, each as filed with the Securities and Exchange Commission on May 10, 2005 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-88606), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 16, 2005	THE MILLS CORPORATION

	By:	/s/ Mary Jane Morrow
	Name:	Mary Jane Morrow
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations designating The Mills Corporation’s 7.875% Series G Cumulative Redeemable Preferred Stock, Liquidation Preference $2,500.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 3.1 to The Mills Corporation’s Current Report on Form 8-K filed on May 16, 2005).

4.1	Form of Deposit Agreement among The Mills Corporation, EquiServe Trust Company, N.A. and EquiServe, Inc., as depositary, and the holders of the depositary shares representing The Mills Corporation’s 7.875% Series G Cumulative Redeemable Preferred Stock, from time to time (including the form of depositary receipt evidencing the depositary shares, which is attached as Exhibit A to the Deposit Agreement) (incorporated herein by reference to Exhibit 4.1 to The Mills Corporation’s Current Report on Form 8-K filed on May 16, 2005).

4.2	Form of certificate evidencing The Mills Corporation 7.875% Series G Cumulative Redeemable Preferred Stock, Liquidation Preference $2,500.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 4.2 to The Mills Corporation’s Current Report on Form 8-K filed on May 16, 2005).

4.3	Form of depositary receipt evidencing the depositary shares representing The Mills Corporation’s 7.875% Series G Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 4.3 to The Mills Corporation’s Current Report on Form 8-K filed on May 16, 2005).